Exhibit 99.2

For Immediate Release	Contacts:	Jeff D’Eliscu
Water Pik Technologies, Inc.
(949) 719-3700 (office)
(949) 675-9475 (home)
jdeliscu@waterpik.com

Frazer Burkart
Tennenbaum Capital Partners, LLC
(310) 566-1000
mailbox@tennenco.com

WATER PIK AND TENNENBAUM END PROXY CONTEST

Tennenbaum Capital Partners Withdraws Nominations to Water Pik Board

Stockholders to Vote Company’s WHITE Proxy Card Only

(Newport Beach, California, May 3, 2004) – Water Pik Technologies, Inc. (NYSE: PIK) and Tennenbaum Capital Partners, LLC (TCP) today jointly announced that TCP is discontinuing its proxy contest by withdrawing its nominees as candidates for the Water Pik Technologies Board of Directors.  TCP is basing its decision on corporate governance changes recently announced by Water Pik Technologies.  TCP has also agreed to vote their shares for the Company’s incumbent Directors, William G. Ouchi and Chief Executive Officer, Michael P. Hoopis, at Water Pik’s upcoming Annual Meeting of Stockholders on May 13, 2004.

“We are pleased Mr. Tennenbaum has acknowledged the positive steps taken to amend our corporate governance practices and will support the recommendations of the Board,” said Robert P. Bozzone, Chairman, Water Pik Technologies.  “The resolution of this proxy contest is in the best interest of all parties and will allow us to get beyond this unfortunate war of words and continue to build more value for all stockholders.”

“We have determined that the proposed governance changes by the Water Pik Board, together with the Company’s multi-year earnings goals reduce the need for continuing this distracting proxy contest,” said Michael E. Tennenbaum.  “While I disavow some of the Company’s assertions regarding my past statements, it is not worth fighting about them.  The important thing is to move forward with the progress we have made.  We are hopeful that the Board will continue to embrace stockholder democracy provisions and will meet or exceed their excellent earnings projections.”

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Water Pik and TCP also announced that TCP will not vote any “Blue Proxy” cards it has received or may receive.  Stockholders are encouraged to vote only on the Company’s WHITE proxy card for the upcoming Annual Meeting of Stockholders on May 13, 2004.  If any stockholders have questions, they should call the Company’s proxy solicitor, MacKenzie Partners, Inc. toll-free at 1-800-322-2885 or 212-929-5500 (collect).

Forward-looking Statements

In this press release, the statements from Mr. Bozzone and Mr. Tennenbaum are forward-looking statements.  Any other statements contained in this press release, which are not historical fact, may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from these forward-looking statements as a result of the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, among others, its ability to develop new products and execute its growth strategy, the uncertainty of new product testing and regulatory approvals, the uncertainty that its marketing efforts will achieve the desired results with respect to existing or new products, its dependence on key customers, the seasonal nature of its businesses, the impact on consumer confidence and consumer spending, the effect of product liability claims, the impact of rising commodity costs such as steel, copper and oil, risks associated with using foreign suppliers including increased transportation costs, failure to protect its intellectual properties and its ability to integrate acquisitions and realize expected synergies.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact transpire.  These forward-looking statements represent the Company’s judgment only as of the date of this press release.  As a result, the reader is cautioned not to rely on these forward-looking statements.  The Company does not have any intention or obligation to update these forward-looking statements.

Water Pik Technologies, Inc. is a leading developer, manufacturer and marketer of innovative personal health care products, pool products and water-heating systems sold under the Water Pik®, Jandy® and Laars® brand names.  The Company has developed and introduced many products that are considered the first of their kind and have led to the formation of new markets, including the automatic toothbrush, end-of-faucet water filtration system, pool heater and pulsating shower massage.  The Company’s products are sold through a variety of channels, including home centers, mass-merchandisers, drug chains and specialty retailers, wholesalers and contractors.  Headquartered in Newport Beach, California, the Company operates ten major facilities in the United States and Canada.  For more information, visit the Water Pik Technologies, Inc. website at www.waterpik.com.

INFORMATION REGARDING PARTICIPANTS AND ADDITIONAL INFORMATION

Water Pik Technologies, Inc. has filed with the Securities and Exchange Commission (SEC) its definitive proxy materials for the 2004 Annual Meeting of Stockholders.  These materials contain important information concerning the matters to be acted upon at the 2004 Annual Meeting, the position of the Board of Directors with respect to those matters and the participants in the solicitation of proxies for that meeting.

Investors are urged to read the Company’s proxy statement and additional solicitation materials and other relevant documents filed with the SEC by the Company because they contain important information. Investors may obtain the Company’s SEC filings free of charge at the SEC’s website (www.sec.gov).  In addition, documents filed with the SEC by the Company are available free of charge at the “Investors/Corporate Info” section of Water Pik’s website (www.waterpik.com) or by contacting Water Pik Technologies, Inc., 23 Corporate Plaza, Suite 246, Newport Beach, California 92660, (949) 719-3700.

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